As filed with the Securities and Exchange Commission on December 22, 1999

                                                 Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933


                         Streamedia Communications, Inc.
                (Name of small business issuer in its character)

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

            Delaware                                          7375                               22-3622272
     (State or jurisdiction of                       (Primary Standard Industrial             (I.R.S. Employer
incorporation or organization)                       Classification Code Number)              Identification Number)
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                               James Douglas Rupp
                         Streamedia Communications, Inc.
                              244 West 54th Street
                               New York, NY 10019
                                 (212) 445-1700

                   (Address and telephone number of principal
               executive offices and principal place of business)


                               James Douglas Rupp
                         Streamedia Communications, Inc.
                              244 West 54th Street
                               New York, NY 10019
                                 (212) 445-1700

            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

Louis E. Taubman, Esq.                          Bruce A. Cheatham, Esq.
Kogan & Taubman, LLC                            Winstead Sechrest & Minick, P.C.
39 Broadway, Suite 2250                         5400 Renaissance Tower
New York, NY 10019                              1201 Elm Street
(212) 425-8200                                  Dallas, Texas 75270
(212) 482-8104 FAX                             (214) 745-5400
                                               (214) 745-5390 FAX

Approximate date of proposed sale to public: As soon as practicable after the effective date of the Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-78591

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Registration Statement cover page cont'd)
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


                         Calculation of Registration Fee

   Title of Each Class of               Amount to be      Proposed Maximum             Proposed Maximum               Amount
of
Securities to be Registered            Registered      Offering Price per Unit      Aggregate Offering Price
Registration Fee

                                          (1)                   (1)                           (1)
Units                                 230,000                 $8.50                        $1,955,000              $   516.12

Common Stock, par
value $0.001 (2)                      230,000                (2)                              (2)                     (2)

Redeemable Common Stock
Purchased Warrants (2)                230,000                (2)                              (2)                     (2)

Common Stock, par
Value $0.001 (3)(4)                   230,000                $12.75                         $2,932,500          $   774.18

Underwriter's Warrants (5)             20,000                $0.001                            $20              $     0.01

Units Underlying the
Underwriter's Warrants                 20,000                  $11.475                        $229,500          $     60.59

Common Stock, par
Value $0.001 (4)(6)                   20,000                  (6)                               (6)                    (6)

Redeemable Common Stock
Purchase Warrants (6)                 20,000                  (6)                               (6)                    (6)

Common Stock, par
Value $0.001 (4)(7)                   20,000                  $12.75                         $255,000              $   67.32
-------------------                        ------               ------                         --------           ---------

Total                                                                                      $5,372,020              $1,418.22
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(1)       Estimated solely for the purpose of calculating the registration fee.
(2)       Included in the Units.  No additional registration fee is required.
(3)       Issuable upon the exercise of the Redeemable Common Stock Purchase
          Warrants.
(4)      Pursuant to Rule 416 there are also registered an indeterminable number of  shares  of  Common  Stock  which  may  be  issued  pursuant  to the antidilution  provisions  applicable  to the  Redeemable  Common  Stock
         Purchase Warrants, the Underwriters' Warrants and the Redeemable Common
         Stock Purchase Warrants issuable under the Underwriters Warrants.
(5)      Underwriters' Warrants to purchase up to 20,000 Units, consisting of an aggregate of 20,000 shares of Common Stock and 20,000 Redeemable
         Common Stock Purchase Warrants.
(6)      Included in the Units underlying the Underwriters'  Warrants.  No additional registration fees are required.
(7)      Issuable upon exercise of Redeemable Common
         Stock Purchase Warrants underlying the Underwriters' Units.

                                EXPLANATORY NOTE

Registration Statement No. 333-78591, which was declared effective on December 20, 1999, relates to 1,000,000 Units, each Unit consisting of one (1) share of Common Stock and one (1) Warrant to purchase one (1) share of Common Stock, of the Registrant (the "Previously Registered Securities"). This Registration Statement registers additional securities for offering pursuant to Rule 462(b) under the Securities Act to the total amount of Previously Registered Securities registered on Registration Statement No. 333-78591. Pursuant to Rule 429 under the Securities Act, the Previously Registered Securities may be offered and sold together with the securities registered hereunder through the use of the combined prospectus included in Registration Statement No. 333-78591. In accordance with Rule 429(b), the amount of the previously paid filing fee associated with the Previously Registered Securities was $7,432. The Registrant hereby incorporates by reference into this Registration Statement on Form SB-2 in its entirety the Registration Statement No. 333-78591, as declared effective by the Securities and Exchange Commission on December 20, 1999, including each of the documents filed as Exhibits to such Registration Statement.

                                INDEX TO EXHIBITS


Exhibit
Number            Exhibit

1.1*        Form of Underwriting Agreement
1.2         Certificate of Registrant as to payment of additional
            registration fee
5.1         Opinion of Kogan & Taubman, LLC
23.1        Consent of Kogan & Taubman, LLC (included in Exhibit 5.1)
23.2        Consent of Grant Thornton LLP
24.1*       Power of Attorney


*Incorporated  by reference to the Registrant's  Registration  Statement on Form
 SB-2 (Registration No. 333-78591).

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on December 22, 1999.

                                              Streamedia Communications, Inc.


                                              By: __/s/Gayle Essary________
                                           Gayle Essary, Chairman of the Board



                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Gayle Essary and James Douglas Rupp, and each for them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all further amendments to this Registration Statement (including post-effective amendments), and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
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

              Signature                 Title                                 Date

___/s/ Gayle Essary __                  Chairman of the Board                 December 22, 1999
----------------------
    Gayle Essary                        (Principal Executive Officer)


____/s/James Douglas Rupp               President and CEO, Director           December 22, 1999
    James Douglas Rupp                  (Principal Operating Officer)


___/s/ Nicholas Malino__                Chief Financial Officer and Director  December 22, 1999
    Nicholas J. Malino                   (Principal Financial Officer)


/s/ David J. Simonetti
--------------------------------------  Director                              December 22, 1999

    David J. Simonetti
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